UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C
Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934 (Amendment No. __)

Check the appropriate box:
☒ Preliminary Information Statement
Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
Definitive Information Statement

DARK DYNAMITE, INC. (Name of Registrant As Specified In Its Charter)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required
Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11
(1)	Title of each class of securities to which transaction applies: Common Stock, $.0001 par value; Convertible Preferred Stock, $.01 par value.
(2)
Aggregate number of securities to which transaction applies:
1,861,128 voting shares of Common Stock and 125,000,000 voting shares of Convertible Preferred Stock, representing 126,861,128 voting securities.

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): N/A
(4)	Proposed maximum aggregate value of transaction: N/A
(5)	Total fee paid: N/A
Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

DARK DYNAMITE, INC.
63 West 100 South, 2nd Floor Studio
Salt Lake City, Utah 84104

October 31, 2005

Dear Shareholder:

The enclosed information statement is being furnished to shareholders of record on October 31, 2005, of Dark Dynamite, Inc. (“DDYI” or the “Company”), a Nevada corporation, in connection with a proposal to amend the Company’s Articles of Incorporation to change the name of the corporation from Dark Dynamite, Inc. to China International Tourism Holdings, Ltd., which was approved by action by written consent without a meeting of a majority of all shareholders entitled to vote on the record date (the “Name Change Proposal”).

WE ARE NOT ASKING FOR A PROXY AND
SHAREHOLDERS ARE NOT REQUESTED TO SEND US A PROXY.

Our board of directors has fully reviewed and unanimously approved the Name Change Proposal.

On October 25, 2005, holders of 4,990,000 shares of our Convertible Preferred Stock, representing approximately 98.3% of our shares entitled to vote on this matter have executed a written consent in favor of the proposals described herein. However, under federal law these proposals will not be effected until at least 20 days after a definitive Information Statement has first been sent to shareholders who have not previously consented.

By Order of the Board of Directors,

/s/ Jared Gold
Jared Gold
Director

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
OF THE SECURITIES EXCHANGE ACT OF 1934
AND RULE 14C PROMULGATED THERETO

DARK DYNAMITE, INC.

INTRODUCTION

The majority shareholders of this 1934 Act Registrant, Dark Dynamite, Inc., have taken an Action By Majority Shareholders Consent Without A Meeting (hereinafter, “Majority Shareholder Action”) pursuant to NRS 78.320, to change the name of the corporation to China International Tourism Holdings, Ltd. This Information Statement is being filed pursuant to Section 14(c) of the Securities Exchange Act of 1934 and provided to the Company's shareholders pursuant to Rule 14c-2 thereunder.

Pursuant to and at the closing of a Plan of Exchange dated August 29, 2005 (the "Agreement"), among the Company, Shanxi Kai Da Lv You Gu Wen You Xian Gong Si, a corporation organized under the laws of the Peoples’ Republic of China (“Kai Da”), Diversified Holdings X, Inc., a Nevada corporation (“Diversified Holdings”), and Richard Surber, a citizen and resident of the State of Utah (the “Majority Shareholder”), the Majority Shareholder and Diversified Holdings transferred a total of 4,990,000 shares of Convertible Preferred Stock to Kai Da and/or the Kai Da Shareholders for $495,000, less related expenses. Each share of Convertible Preferred Stock is convertible into twenty-five (25) shares of common stock, and each share votes together with the common stock on all matters presented for a vote on an “as converted” basis. As soon as practicable after the closing, which occurred on October 3, 2005, Kai Da and/or the Kai Da Shareholders intend to convert 1,600,000 of the 4,990,000 shares of Convertible Preferred Stock purchased into 40,000,000 shares of common stock. In addition, the Company intends to issue 100,000 new shares of common stock to Kai Da and/or the Kai Da Shareholders pursuant to the Agreement in exchange for all of their shares of registered capital of Kai Da, which will then become a wholly-owned subsidiary of the Company. In connection with the Agreement, Kai Da and/or the Kai Da Shareholders have agreed, pursuant to a trust arrangement established under Chinese law, to transfer all of the 40,100,000 shares of common stock to be issued to them as a result of the closing, on a pro rata basis and in a Regulation S offering, to approximately 3,600 shareholders of E Pang Gong, the Chinese company that owns the leasehold interest and certain improvements of the E Pang Gong Theme Park in Xi’An China. The theme park and hotel, which is located on the premises, are the subject of a management contract with Kai Da under which Kai Da derives most of its revenues. According to Chinese counsel, this transaction structure, which utilized the management company of the theme park as the vehicle to consummate a reverse merger with the Company, was the only legally permissible way to consummate this transaction with E Pang Gong, inasmuch as the Peoples’ Republic of China has foreign ownership laws which would restrict the ability of the Company to directly have an ownership interest in the historic E Pang Gong Theme Park. The theme park is located on the ruins of the original palace of the Emperor Qin Shi Huang, who was China’s first emperor who ruled for approximately ten years around the year 220 B.C.

As a result of the transactions consummated at the closing, shares representing 93.3% of the Company’s post-issuance outstanding shares of common stock will be issued to the E Pang Gong shareholders, and all of the registered capital of Kai Da will be acquired by the Company. Upon completion of the physical exchange of the shares certificates, Kai Da will become a wholly-owned subsidiary of the Company. An executed copy of the Agreement is attached hereto as Exhibit 10.

THE TRANSFER OF 4,990,000 SHARES OF CONVERTIBLE PREFERRED STOCK TO KAI DA AND/OR THE KAI DA SHAREHOLDERS PURSUANT TO THE AGREEMENT HAS RESULTED IN A CHANGE IN CONTROL OF THE VOTING SECURITIES OF THE COMPANY. THE CHANGE IN THE COMPOSITION OF THE BOARD OF DIRECTORS CONTEMPLATED IN A RECENT FILING OF A PRELIMINARY INFORMATION STATEMENT ON SCHEDULE 14F-1 BY THE COMPANY WILL RESULT IN A CHANGE IN CONTROL OF THE BOARD OF DIRECTORS OF THE COMPANY. AS A RESULT, KAI DA AND/OR THE KAI DA SHAREHOLDERS WILL CONTROL THE BOARD OF DIRECTORS OF THE COMPANY.

THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED BY THE AGREEMENT WERE NOT CONDITIONED ON THE ADOPTION OF THE NAME CHANGE PROPOSAL, AND THE NAME CHANGE PROPOSAL IS BEING UNDERTAKEN BY THE BOARD OF DIRECTORS WITH THE APPROVAL OF THE CONTROLLING SHAREHOLDERS OF THE COMPANY ONLY AFTER THE CLOSING UNDER THE AGREEMENT HAS TAKEN PLACE.

We are a Nevada corporation. We are a fully-reporting 1934 Act company, with our common stock quoted on the Over the Counter Bulletin Board (OTCBB).

Information about us can be found in our December 31, 2004 Annual Report on Form 10-KSB and our June 30, 2005 Quarterly Report on Form 10QSB, which have been filed with the Commission. Additional information about us can be found in our public filings that can be accessed electronically by means of the SEC's home page on the Internet at http://www.sec.gov, or at other Internet sites such as http://www.freeedgar.com, as well as from the offices of the SEC. You can also read and copy any materials that we file with the SEC at the Commission’s Public Reference Room, located at 100 F Street, N.W., Washington, D.C. 20549.

ITEM 1. INFORMATION REQUIRED BY ITEMS OF SCHEDULE 14A

A. NO TIME, PLACE OR DATE FOR MEETING OF SHAREHOLDERS

There WILL NOT be a meeting of shareholders and none is required under applicable Nevada statutes when an action has been approved by written consent by holders of a majority of all shareholders entitled to vote. This Information Statement is first being mailed on or about October 31, 2005 to the holders of Common Stock as of the Record Date on October 31, 2005.

B. DISSENTERS' RIGHTS.

Under Nevada law, our shareholders do not have dissenters' rights in connection with any of the actions that were approved as disclosed in this Information Statement.

C. THE VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS THEREOF.

The proposal to amend the corporate charter to change the name of the corporation to China International Tourism Holdings, Ltd. was approved by the action of a majority of all shareholders entitled to vote on the record date. This is Majority Shareholder Action, pursuant to NRS 78.320. The vote required for approval was 50% (of all entitled shareholders) plus one vote, a simple majority. The actual affirmative vote was 98.3% of all shares issued and outstanding. The proposal is not effective before first completion of this Section 14(c) compliance, and second the mailing or delivery of a definitive Information Statement to shareholders at least 20 days prior to the date that this corporate action may take place.

VOTING SECURITIES OF THE COMPANY:

ON SEPTEMBER 30, 2005, THE RECORD DATE, THERE WERE ISSUED AND OUTSTANDING SHARES ENTITLED TO CAST 126,861,128 VOTES ON THE NAME CHANGE PROPOSAL, CONSISTING OF 1,861,128 SHARES OF COMMON STOCK AND 5,000,000 SHARES OF CONVERTIBLE PREFERRED STOCK. THE COMPANY AUTHORIZED A 1:1,000 REVERSE STOCK SPLIT EFFECTIVE AS OF MARCH 28, 2005, AND THE SHARE FIGURES PREVIOUSLY MENTIONED TAKE INTO ACCOUNT THAT REVERSE STOCK SPLIT. EACH SHARE OF COMMON STOCK ENTITLES THE HOLDER THEREOF TO ONE VOTE ON EACH MATTER THAT MAY COME BEFORE A MEETING OF THE SHAREHOLDERS. EACH SHARE OF CONVERTIBLE PREFERRED STOCK ENTITLES THE HOLDER TO CONVERT INTO TWENTY-FIVE (25) SHARES OF COMMON STOCK, AND EACH SHARE VOTES TOGETHER WITH THE COMMON STOCK ON ALL MATTERS PRESENTED FOR A VOTE ON AN AS CONVERTED BASIS.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT:

The outstanding shares of common stock and shares of Convertible Preferred Stock are the only classes of equity securities of the Company currently issued and outstanding.

The following table sets forth, as of September 30, 2005, certain information with respect to the common stock beneficially owned by (i) each Director, nominee and executive officer of the Company; (i) each person who owns beneficially more than 5% of the common stock; and (iii) all Directors, nominees and executive officers as a group:

Name and Address of	Amount and	Percentage of
Beneficial Owner(1)	Nature of	Class
	Beneficial
	Ownership(1)

Jared Gold
63 W. 100 S., 2nd Floor	70	0.004%
Salt Lake City, UT 84101	Direct

Richard Surber, President
Diversified Holdings X, Inc.	1(1)	>0.01%
59 West 100 South
Salt Lake City, UT 84101

Richard Surber, President
Hudson Consulting Group, Inc.	1(1)	>0.01%
59 West 100 South
Salt Lake City, UT 84101

Richard Surber, President
Diversified Holdings I, Inc.	200,000	12.04%
59 West 100 South
Salt Lake City, UT 84101

All Executive Officers and
Directors as a Group	70	0.004%
_________________________
(1) Richard Surber is the President of Diversified Holdings X, Inc., Diversified Holdings I, Inc. and Hudson Consulting Group, Inc., and has sole power to vote and sell the shares of the Company held by the three named corporations.

The following table sets forth, as of September 30, 2005, certain information with respect to the Convertible Preferred Stock beneficially owned by (i) each Director, nominee and executive officer of the Company; (i) each person who owns beneficially more than 5% of the Convertible Preferred Stock; and (iii) all Directors, nominees and executive officers as a group:

Name and Address of	Amount and	Percentage of
Beneficial Owner	Nature of	Class
	Beneficial
	Ownership(1)

Richard Surber, President
Diversified Holdings X, Inc.	1,254,857(1)(2)	25.2%
59 West 100 South
Salt Lake City, UT 84101

Richard Surber, President
59 West 100 South	3,745,143(3)	74.9%
Salt Lake City, UT 84101

All Executive Officers and
Directors as a Group	0	0.0%
__________________
(1) Richard Surber is the President of Diversified Holdings X, Inc., Diversified Holdings I, Inc. and Hudson Consulting Group, Inc. and has sole power to vote and sell the shares of the Company held by the three named corporations.

(2) Each share of Convertible Preferred Stock has voting and conversion rights on a 1 for 25 basis, the 1,254,857 shares of Convertible Preferred Stock held by Diversified Holdings X, Inc. thus represent 31,371,435 shares of common stock for voting purposes.

(3) The 3,745,143 shares of Convertible Preferred Stock held by Richard Surber personally have voting and conversion rights on a 1 for 25 basis, this number of shares thus represent 93,628,575 shares of common stock for voting purposes.

D. AMENDMENT OF CHARTER - NAME CHANGE PROPOSAL.

The proposal to amend the corporate charter to change the name of the corporation to China International Tourism Holdings, Inc., was approved by the action of a majority of all shareholders entitled to vote on the record date and by the Company's Board of Directors. The amendment to the Charter will take effect no sooner than October 31, 2005.

REASONS FOR AMENDMENT. The Company closed and consummated the transactions contemplated by a Plan of Exchange with Kai Da pursuant to which it has acquired Kai Da In a two-step transaction authorized pursuant to NRS 92A.120. As a result, Kai Da has become a subsidiary of the Company. Accordingly, the Company desires to change its name to something that reflects its new business as a holding company for the Kai Da subsidiary and possibly other companies that may be acquired in the future by the Company.

E. FEDERAL TAX CONSEQUENCES.

There are no tax consequences to the Name Change Proposal.

ITEM 2. STATEMENTS THAT PROXIES ARE NOT SOLICITED.

WE ARE NOT ASKING FOR A PROXY AND SHAREHOLDERS ARE
NOT REQUESTED TO SEND US A PROXY.

ITEM 3. INTEREST OF CERTAIN PERSONS.

Set forth below is the substantial interest, direct or indirect, by security holdings or otherwise, of each person who has been a director or officer of the Company at any time since the beginning of the last fiscal year in the matters that action was taken upon by Majority Shareholder Action as described in this Information Statement on Schedule 14C:

Title of Class	Name and Address	Amount	Nature	Percent

Common	Jared Gold	70	Direct	0.004%
	63 W. 100 S., 2nd Floor
	Salt Lake City, UT 84101

ITEM 4. OTHER AND GENERAL INFORMATION.

    Our Annual Report on Form 10-KSB, for the year ended December 31, 2004, including audited financial statements as of that date, and our Quarterly Report on Form 10QSB, for the quarter ended June 30, 2005, are available from us on request. Further information is available by request or can be accessed on the Internet. We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, we file annual and quarterly reports, proxy statements and other information with the Securities Exchange Commission (the "SEC"). Reports, proxy statements and other information filed by the Company can be accessed electronically by means of the SEC's home page on the Internet at http://www.sec.gov or at other Internet sites such as http://www.freeedgar.com or http://www.pinksheets.com.

    You can read and copy any materials that we file with the SEC at the SEC'S Public Reference Room at 100 F Street, N.E., Washington, DC 20549. A copy of any public filing is also available, at no charge, from the Company.

ITEM 5. DOCUMENTS INCORPORATED BY REFERENCE.

(a) The Company’s Annual Report on Form 10-KSB for the year ended December 31, 2004 is hereby incorporated by reference.

(b) The Company’s Quarterly Report on Form 10-QSB for the quarter ended June 30, 2005 is hereby incorporated by reference.

DARK DYNAMITE, INC.

Dated: October 31, 2005	By:	/s/ Jared Gold
Jared Gold Director

By the order of the Board of Directors

	By:	/s/ JARED GOLD
JARED GOLD DIRECTOR